As filed with the Securities and Exchange Commission on July 3, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE MEDICINES COMPANY
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3324394 (I.R.S. Employer Identification No.)

8 Campus Drive
Parsippany, New Jersey 07054
(Address of Principal Executive Offices) (Zip Code)

AMENDED & RESTATED 2004 STOCK INCENTIVE PLAN
(Full title of the Plan)

Paul M. Antinori
General Counsel & Senior Vice President
The Medicines Company
8 Campus Drive
Parsippany, New Jersey 07054
(973) 656-1616

(Name and address, including zip code, and telephone
number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	3,000,000	$19.53	$58,590,000	$2,302.59

(1)

This registration statement covers shares being added to The Medicines Company’s Amended and Restated 2004 Stock Incentive Plan. In accordance with Rule 416 under the Securities Act of 1933, this registration statement shall also cover any additional shares of common stock which become issuable under The Medicines Company’s Amended and Restated 2004 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of registrant’s common stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933 for the 3,000,000 shares registered hereunder (based on the average of the high ($20.19) and low ($18.86) prices for our common stock reported by the Nasdaq Global Select Market on June 30, 2008).

STATEMENT OF INCORPORATION BY REFERENCE

                This registration statement on Form S-8 is filed to register the offer and sale of an additional 3,000,000 shares of the registrant’s common stock, $0.001 par value per share, to be issued under the registrant’s Amended & Restated 2004 Stock Incentive Plan.  Pursuant to General Instruction E to Form S-8, this registration statement incorporates by reference the contents of the registration statements on Forms S-8, File Nos. 333-116295 and 333-135460, filed by the registrant on June 8, 2004 and June 29, 2006, respectively, relating to the registrant’s 2004 Stock Incentive Plan, except for information required by Items 3, 5 and 8, which are contained below.

Item 3.    Incorporation of Documents by Reference.

The following documents, which are on file with the SEC, are incorporated in this registration statement by reference:

(a)          the registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2007;

(b)         the registrant’s proxy statement for the registrant’s 2008 annual meeting of stockholders filed with the Securities and Exchange Commission, or the SEC, on April 29, 2008;

(c)          the registrant’s quarterly report on Form 10-Q for the three months ended March 31, 2008;

(d)         the registrant’s current report on Form 8-K filed with the SEC on February 13, 2008;

(e)          the registrant’s current report on Form 8-K filed with the SEC on April 23, 2008;

(f)            the registrant’s current report on Form 8-K filed with the SEC on May 28, 2008;

(g)         the registrant’s current report on Form 8-K filed with the SEC on June 3, 2008;

(h)         the registrant’s current report on Form 8-K filed with the SEC on June 24, 2008; and

(i)             the description of the registrant’s common stock contained in our registration statement on Form 8-A filed with the SEC on July 28, 2000, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.    Interests of Named Experts and Counsel.

Paul M. Antinori, the registrant’s senior vice president and general counsel, has opined as to the legality of the securities being offered by this registration statement. As of June 26, 2008, Mr. Antinori owned (i) options to purchase an aggregate of 291,940 shares of the registrant’s common stock granted under the registrant’s 1998 Stock Incentive Plan, 2001 Non-Officer, Non-Director Employee Stock Incentive Plan and 2004 Stock Incentive Plan and (ii) 7,070 shares of common stock.

Item 8.    Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on this 3rd day of July, 2008.

THE MEDICINES COMPANY

By:	/s/ Clive A. Meanwell
Clive A. Meanwell
Chief Executive Officer

We, the undersigned officers and directors of The Medicines Company, hereby severally constitute and appoint Clive A. Meanwell, John P. Kelley and Glenn P. Sblendorio, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable The Medicines Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming out signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Clive A. Meanwell	Chief Executive Officer and Chairman of the	July 3, 2008
Clive A. Meanwell	Board of Directors (Principal Executive Officer)

/s/ Glenn P. Sblendorio	Executive Vice President, Chief Financial	July 3, 2008
Glenn P. Sblendorio	Officer and Treasurer (Principal Financial and
Accounting Officer)

/s/ John P. Kelley	President, Chief Operating Officer and Director	July 3, 2008
John P. Kelley

/s/ William W. Crouse	Director	July 3, 2008
William W. Crouse

/s/ Robert J. Hugin	Director	July 3, 2008
Robert J. Hugin

/s/ Armin M. Kessler	Director	July 3, 2008
Armin M. Kessler

/s/ Robert G. Savage	Director	July 3, 2008
Robert G. Savage

/s/ Hiroaki Shigeta	Director	July 3, 2008
Hiroaki Shigeta

/s/ Melvin K. Spigelman	Director	July 3, 2008
Melvin K. Spigelman

/s/ Elizabeth H.S. Wyatt	Director	July 3, 2008
Elizabeth H.S. Wyatt

Index to Exhibits

Exhibit Number	Document
4	Registration Statement on Form 8-A, filed on July 28, 2000 is incorporated herein by reference pursuant to Item 3(i) of this registration statement

5.1	Opinion of Paul M. Antinori, Esq., Senior Vice President and General Counsel

23.1	Consent of Ernst & Young LLP

23.2	Consent of Paul M. Antinori, Esq., Senior Vice President and General Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page of this registration statement)

99.1	The Medicines Company Amended and Restated 2004 Stock Incentive Plan